Exhibit 10.33

AMENDMENT NO. 2

TO

CHANGE IN CONTROL AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of December     , 2012, is made by and between Serena Software, Inc. (the “Company”) and                      (“Executive”).

WHEREAS, the Company and Executive are parties to a change in control agreement dated as of              (the “Change in Control Agreement”); and

WHEREAS, the Company and Executive desire to amend the Change in Control Agreement; and

WHEREAS, Section 9 of the Change in Control Agreement permits amendments in writing which are signed by the Company and Executive.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

1. Amendment to Section 2(a). Section 2(a) of the Change in Control Agreement is hereby amended in its entirety as follows:

“Salary Continuation. Executive shall continue to receive Executive’s base salary in effect on the date of Executive’s termination of employment (the “Termination Date”) for a period of twelve (12) months from the Termination Date, with the first such payment to be made on the first payroll date following the effective date of the general release referenced in Section 2(e); provided, if the sixty (60) day period during which Executive may consider the general release spans two calendar years, the first payment shall commence on the first regularly scheduled payroll date that occurs in the second calendar year (and such first installment shall include all installment payments that would otherwise have been paid prior to such date if this provision did not apply). Payments will be made on Serena’s standard payroll dates and will be subject to applicable deductions, taxes and withholdings.”

2. Amendment to Section 2(b). Clause (1) of Section 2(b) is hereby amended in its entirety as follows:

“(1) a prorated portion of Executive’s Target Bonus based on the number of days that Executive has been employed by Serena (or any of its affiliate and/or the successor company of Serena or such successor company’s affiliate, if applicable) during the fiscal year in which the Termination Date occurs, which amount shall be paid in lump sum on the first payroll date following the effective date of the general release referenced in Section 2(e), whether or not the performance goals or objectives upon which such bonus might otherwise be contingent are attained; provided, if the sixty (60) day period during which Executive may consider the general release spans two calendar years, the first payment shall commence on the first regularly scheduled payroll date that occurs in the second calendar year (and such first installment shall include all installment payments that would otherwise have been paid prior to such date if this provision did not apply);”

3. Amendment to Section 2(e). Clause (1) of the second sentence of Section 2(e) of the Change in Control Agreement is hereby amended to change “forty-five (45) days” to “sixty (60) days”.

4. Amendment to Section 2(e). Clause (3) of the second sentence of Section 2(e) of the Change in Control Agreement is hereby amended in its entirety as follows:

“(3) during the twelve (12) month period following the Termination Date, Executive shall not directly or indirectly perform services for an entity that is a Competing Business (the “ Non-Compete Covenant”);”

5. Amendment to Section 2(e). The following sentence shall be added to the end of Section 2(e):

“Notwithstanding the foregoing, if Executive is a resident of California, 50% of the aggregate payment described in Section 2(a) (such portion, the “Non-Compete Payment”) is being paid solely in consideration of Executive’s continued compliance with the Non-Compete Covenant (and if Executive fails to comply with the Non-Compete Covenant, the Company will cease making any further installments of the Non-Compete Payment (and such cessation of payment shall be the only relief the Company has for breach of the Non-Compete Covenant)).”

6. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7. Ratification. All other provisions of the Change in Control Agreement remain unchanged and are hereby ratified by the Company and Executive.

[Signatures on next page.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment, each as of the day and year first set forth above.

SERENA SOFTWARE, INC

By:
Name:
Title:

EXECUTIVE

By: